
<ARTICLE> 5
<CIK> 0000075448
<NAME> NSTOR TECHNOLOGIES, INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                             710<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                    4,312
<ALLOWANCES>                                     (256)
<INVENTORY>                                      2,497
<CURRENT-ASSETS>                                 7,894
<PP&E>                                           9,863<F2>
<DEPRECIATION>                                 (1,917)<F3>
<TOTAL-ASSETS>                                  15,840
<CURRENT-LIABILITIES>                            6,770
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0<F4>
<COMMON>                                           952
<OTHER-SE>                                       2,536
<TOTAL-LIABILITY-AND-EQUITY>                    15,840
<SALES>                                         15,170
<TOTAL-REVENUES>                                15,226
<CGS>                                           12,700
<TOTAL-COSTS>                                    8,535
<OTHER-EXPENSES>                                   991<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 723
<INCOME-PRETAX>                                (7,723)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (7,723)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (8,896)<F6>
<EPS-PRIMARY>                                   ($.47)
<EPS-DILUTED>                                        0

<F1>Cash balance includes $521 of restricted cash.
<F2>PP&E balance includes $6,892 of goodwill and other intangible assets.
<F3>Accumulated depreciation balance includes $817 of accumulated amortization attributable to goodwill and other intangible assets.
<F4>Preferred stock issued and outstanding includes the following: Series A
Convertible Preferred Stock, 1,667 shares; Series B Convertible Preferred Stock, 3,300 shares; Series C Preferred Stock, 1,500 shares.
<F5>Other costs of $991 represents depreciation and amortization expense.
<F6>Net loss applicable to common stock of $8,896 is after $1,173 in preferred stock dividends of which $1,045 was an embedded dividend attributable to a beneficial conversion privilege.

